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Exhibit 10.2

1997 UNIT INCENTIVE PLAN
FOR KEY EMPLOYEES OF
BORDEN, INC. AND ASSOCIATED PERSONS
as amended December 5, 1997

1.    Purpose of Plan

        The 1997 Unit Incentive Plan for Key Employees of Borden, Inc. and Associated Persons (the "Plan") is designed:

          (a)   to promote the long term financial interests and growth of Borden, Inc. (the "Corporation") and its Subsidiaries by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

          (b)   to motivate personnel by means of growth-related incentives to achieve long range goals; and

          (c)   to further the identity of interests of Participants with those of the direct and indirect equityholders of the Corporation through opportunities to participate in increased value of, or distributions by, the Corporation and/or its Associated Persons.

2.    Definitions

        As used in the Plan, the following words shall have the following meanings:

          (a)   "Associated Person" shall mean any Subsidiary of BW Holdings, including, without limitation, the Corporation, or any other entity designated by the Board of Directors, which may include, without limitation, a successor to BW Holdings.

          (b)   "BW Holdings" shall mean BW Holdings, LLC, a Delaware limited liability company.

          (c)   "BW Holdings Unit" shall mean a Unit (as defined in the Limited Liability Company Agreement of BW Holdings) of limited liability company interest in BW Holdings.

          (d)   "Board of Directors" means the Board of Directors of the Corporation.

          (e)   "Committee" means the Compensation Committee of the Board of Directors.

          (f)    "Employee" means a person, including an officer, in the regular full-time employment of the Corporation or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation.

          (g)   "Equivalent Company" shall mean any Associated Person that, at the relevant time, owns or operates, directly or indirectly, substantially all of the business and assets of BW Holdings and its Subsidiaries.

          (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i)    "Fair Value" means such value of a BW Holdings Unit or similar ownership interest in an Equivalent Company as determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time and in accordance with the provisions of a Grant Document.

          (j)    "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of a BW Holdings Unit Option, Unit Appreciation Right, Purchase BW Holdings Unit or Other Unit-Based Grant, or any combination of the foregoing.

          (k)   "Grant Document" means a document signed by the Corporation that sets forth the terms, conditions and limitations applicable to a Grant.

          (l)    "Participant" means an Employee selected to participate in the Plan by the Committee in its sole discretion and to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of the Corporation or one of its Subsidiaries may not be a Participant.

          (m)  "Subsidiary" means any corporation, partnership or other entity in an unbroken chain of corporations, partnerships or other entities beginning with BW Holdings if each of the corporations, partnerships or other entities, or group of commonly controlled corporations, partnerships or other entities other than the last corporation, partnership or other entity in the unbroken chain then owns 50% or more of the voting stock or other ownership interests in one of the other corporations, partnerships or other entities in such chain.

3.    Administration of Plan

          (a)   The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

          (b)   The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act at the time of such Grant.

          (c)   The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee or the Board of Directors, or the board of directors or similar management body of any Associated Person, and none of the Corporation, BW Holdings, any Associated Person or any affiliate of any thereof shall be liable (personally or otherwise) for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all such persons shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.    Eligibility

        The Committee may from time to time make Grants under the Plan to such Employees and in such form and having such terms, conditions and limitations as the Committee may determine in its sole discretion. No Grants may be made under this Plan to non-employee directors of Corporation or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Document, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Document shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of the Corporation.

5.    Grants

        From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

          (a)   BW Holdings Unit Options—These are options to purchase BW Holdings Units. At the time of the Grant the Committee shall determine, and shall have contained in the Grant Document or other Plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase BW Holdings Units by the optionee.

          (b)   Unit Appreciation Rights—These are rights that entitle the holder to receive payments from time to time from the Corporation in amounts and at times corresponding to the amounts and times when distributions on the BW Holdings Units are made and/or in amounts determined based on the relative values of a BW Holdings Unit at the time of payment and at the time of Grant, as specified in a Grant Document. Generally, Unit Appreciation Rights will provide for payments by the Corporation when the aggregate distributions on each BW Holdings Unit exceeds a trigger price specified in the Grant Document. The Committee, in the Grant Document or by other Plan rules, may impose such conditions or restrictions on the Unit Appreciation Rights, may provide for the conversion of the Unit Appreciation Rights into BW Holdings Units, or options to purchase BW Holdings Units or other ownership interests in BW Holdings or any Associated Person, and may provide for such other terms and conditions applicable to the Unit Appreciation Rights as it deems appropriate. Unit Appreciation Rights may also be called "UARs" in a Grant Document.

          (c)   Purchase BW Holdings Unit—Purchase BW Holdings Units are BW Holdings Units offered to a Participant at such price as determined by the Committee; provided, however, that the price of such Purchase BW Holdings Units may not be less than 50% of the fair market value (as determined by the Committee) of the BW Holdings Units on the date such Purchase BW Holdings Units are offered.

          (d)   Other Unit-Based Grants—The Committee may make other Grants under the Plan pursuant to which BW Holdings Units (or similar ownership interests of an Equivalent Company) are or may in the future be acquired, or payments are or may in the future be made, in each case, based on the performance or value of the Corporation and its Associated Persons. The Committee, in the Grant Document or by other Plan rules, may impose such conditions or restrictions on any such Grant as it deems appropriate, consistent with the purposes of the Plan. Such Other Unit-Based Grants may include, without limitation, appreciation rights providing for payments to the Employee when a specified value of the Units is achieved relative to a value specified at the time of the Grant in the Grant Document.

6.    Limitations and Conditions

          (a)   The number of BW Holdings Units available for Grants under this Plan, and the number of such Units on which Grants under this Plan may be based, shall be 715,180 but may be increased or decreased (but in no event decreased to a number lower than the number of BW Holdings Units theretofore granted or with respect to which Grants theretofore have been made under the Plan), by the Committee in its sole discretion. Unless restricted by applicable law, the number of BW Holdings Units related to Grants that are forfeited, terminated, cancelled or expire shall immediately become available for Grants.

          (b)   No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

          (c)   Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

          (d)   Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Documents.

          (e)   Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both the Corporation and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

          (f)    Other than as specifically provided with regard to the death of a Participant, no Grant or right to payment in respect thereof under the Plan shall be subject in any manner to anticipation, alienation, sale, pledge, encumbrance or charge, and any attempt to do so shall be void. No Grant or right to payment in respect thereof shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the options or UARs to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee (Immediate Family Members), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or other entity in which such Immediate Family Members are the only partners, members or beneficiaries, provided that, (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, (y) subsequent transfers of transferred options shall be prohibited except transfers by will or by the applicable laws of descent and distribution, and (z) the transferees shall agree to be bound by the provisions of this Plan. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

          (g)   Participants shall not be, and shall not have any of the rights or privileges of, members of BW Holdings or equity holders in any Associated Person in respect of any BW Holdings Units or interests in an Associated Person purchasable in connection with any Grant unless and until such Participant is registered as the owner thereof and, if applicable, certificates representing any such BW Holdings Units or such other interests have been issued by BW Holdings or such Associated Person to such Participants.

          (h)   No election as to benefits or exercise of BW Holdings Unit Options, Unit Appreciation Rights or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

          (i)    Absent express provisions to the contrary, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

          (j)    Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

7.    Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Associated Person shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

8.    Adjustments

        In the event that the Corporation (or any Equivalent Company) consummates a Public Offering, or any similar event occurs, or there is a change in the powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions of the outstanding BW Holdings Units or equity interests in an Equivalent Company or a reclassification, recapitalization or merger, change of control, or similar event affecting the Corporation, BW Holdings or an Equivalent Company, the Committee may adjust appropriately the outstanding Grants as it deems to be equitably required, including without limitation converting the Grants into common equity of, or grants of options or other rights to purchase ownership interests in, the Corporation or the Equivalent Company that consummates a Public Offering on such terms as the Committee deems to be appropriate in its sole discretion.

9.    Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

        In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any BW Holdings Unit Option, Unit Appreciation Right or any Other Unit-Based Grant, the Committee may provide that such BW Holdings Unit Option, Unit Appreciation Right or Other Unit-Based Grant cannot be exercised or triggered after the merger or consolidation of BW Holdings or the Corporation into another corporation, the exchange of all or substantially all of the assets of BW Holdings or the Corporation for the securities of another corporation, the sale of all or substantially all the assets of BW Holdings or the Corporation, the acquisition by another corporation of 80% or more of BW Holdings's or the Corporation's then outstanding units or shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of BW Holdings or the Corporation, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such BW Holdings Unit Option, Unit Appreciation Right or Other Unit-Based Grant or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such BW Holdings Unit Option, Unit Appreciation Right or Other Unit-Based Grant shall be exercisable or able to be triggered as to all units or shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such BW Holdings Unit Option, Unit Appreciation Right or Other Unit-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the BW Holdings Unit Option, Unit Appreciation Right or Other Unit-Based Grant shall remain exercisable or able to be triggered after any such event, from and after such event, any such BW Holdings Unit Option, Unit Appreciation Right or Other Unit-Based Grant shall be exercisable or able to be triggered only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of Unit Appreciation Rights immediately prior to such event or a number of units or shares of stock for which such BW Holdings Unit Option or Other Unit-Based Grant could have been exercised immediately prior to such event.

10.    Amendment and Termination

        The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the

Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

        The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would decrease the exercise price or trigger price of outstanding BW Holdings Unit Options or Unit Appreciation Rights, change the requirements relating to the Committee or extend the term of the Plan.

11.    Foreign Options and Rights

        The Committee may make Grants to Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.    Withholding Taxes

        The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver BW Holdings Units upon exercise of a BW Holdings Unit Option or exercise or settlement of any Other Unit-Based Grant that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant Document may (but is not required to) provide that the Participant may elect, in accordance with any conditions set forth in such Grant Document, to satisfy a portion or all of such withholding taxes in the form of a reduced payment by the Corporation (including by reducing the number of BW Holdings Units to be received upon exercise of a BW Holdings Unit Option).

13.    Effective Date and Termination Dates

        The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.

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1997 UNIT INCENTIVE PLAN FOR KEY EMPLOYEES OF BORDEN, INC. AND ASSOCIATED PERSONS as amended December 5, 1997